Joint Filer Information

Name of Joint Filer:                 HM Partners Inc.

Address of Joint Filer:              c/o Hicks, Muse, Tate & Furst Incorporated
                                     200 Crescent Court, Suite 1600
                                     Dallas, Texas 75201

Designated Filer:                    Hicks, Muse & Co. Partners, L.P.

Date of Event Requiring Statement:   July 30, 2013

Issuer Name and Ticker Symbol:       LIN TV Corp. (NYSE: TVL)

Signature:                           HM PARTNERS INC.

                                     By:    /s/ William G. Neisel
                                            -----------------------------------
                                            William G. Neisel
                                            Treasurer